SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6443 Inkster Road, Suite 170-D, Bloomfield Township, MI	48301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 973-8851

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

ProGreen is pleased to announce that the transfer of deed for the 5000-acre oceanfront property to Procon, has now been completed. The acquisition was first announced in a press release on February 2, 2017. The property is for a large residential/resort community, for which a master plan is already being worked on. For further details see www.ProGreenUS.com.

The land was acquired at a low price, with very favorable terms. This was made possible through our joint venture with Contel which, as a partner in Procon, will also benefit from future profits in the development.

The terms of the acquisition of the 5000 acres of Pacific Ocean front land, are as follows:

Purchase price: $500,000

Payment terms - no interest

$20,000 ---- down-payment

$30,000 ---- with execution of deed

$50,000 ---- 12/15/2017

$100,000 -- 12/15/2018

$100,000 -- 12/15/2019

$100,000 -- 12/15/2020

$100,000 -- 12/15/2021

The title has now been signed over in a public Deed, under the authority of a “Notario Público” (Public Notary) for entry into the Official Property Registry. A Public Notary, in Mexico, is a government-employed official whose primary responsibility is to manifest the legal transfer of properties from one party to another.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: March 16, 2017	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

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